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                                                                   EXHIBIT 23.1

  As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus included in the Form S-4 registration statement of our reports dated February 1, 1996 incorporated by reference in Hilton Hotels Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

August 15, 1996